GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE EVENTBRITE, INC.
2018 STOCK OPTION AND INCENTIVE PLAN
Name of Grantee:    %%FIRST_NAME%-% %%LAST_NAME%-%
Number of Restricted Units:    %%TOTAL_SHARES_GRANTED%-%
Grant Date:    %%OPTION_DATE,’Month DD, YYYY’%-%
Pursuant to the Eventbrite, Inc. 2018 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”) and this Global Restricted Stock Unit Award Agreement, including any country-specific appendix attached hereto (together, the “Agreement”), Eventbrite, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Class A Common Stock, par value $_______ per share (the “Stock”) of the Company.
1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Vesting Date	Incremental Number of Restricted Stock Units Vested
%%VEST_DATE_PERIOD1,’Month DD, YYYY’%-%	%%SHARES_PERIOD1,’999,999,999’%-%

%%VEST_DATE_PERIOD2,’Month DD, YYYY’%-%	%%SHARES_PERIOD2,’999,999,999’%-%
%%VEST_DATE_PERIOD3,’Month DD, YYYY’%-%	%%SHARES_PERIOD3,’999,999,999’%-%
%%VEST_DATE_PERIOD4,’Month DD, YYYY’%-%	%%SHARES_PERIOD4,’999,999,999’%-%

6693118-v5\GESDMS
US-DOCS\152274320.2

%%VEST_DATE_PERIOD5,’Month DD, YYYY’%-%	%%SHARES_PERIOD5,’999,999,999’%-%
%%VEST_DATE_PERIOD6,’Month DD, YYYY’%-%	%%SHARES_PERIOD6,’999,999,999’%-%
%%VEST_DATE_PERIOD7,’Month DD, YYYY’%-%	%%SHARES_PERIOD7,’999,999,999’%-%
%%VEST_DATE_PERIOD8,’Month DD, YYYY’%-%	%%SHARES_PERIOD8,’999,999,999’%-%
%%VEST_DATE_PERIOD9,’Month DD, YYYY’%-%	%%SHARES_PERIOD9,’999,999,999’%-%
%%VEST_DATE_PERIOD10,’Month DD, YYYY’%-%	%%SHARES_PERIOD10,’999,999,999’%-%
%%VEST_DATE_PERIOD11,’Month DD, YYYY’%-%	%%SHARES_PERIOD11,’999,999,999’%-%
%%VEST_DATE_PERIOD12,’Month DD, YYYY’%-%	%%SHARES_PERIOD12,’999,999,999’%-%
%%VEST_DATE_PERIOD13,’Month DD, YYYY’%-%	%%SHARES_PERIOD13,’999,999,999’%-%
%%VEST_DATE_PERIOD14,’Month DD, YYYY’%-%	%%SHARES_PERIOD14,’999,999,999’%-%
%%VEST_DATE_PERIOD15,’Month DD, YYYY’%-%	%%SHARES_PERIOD15,’999,999,999’%-%
%%VEST_DATE_PERIOD16,’Month DD, YYYY’%-%	%%SHARES_PERIOD16,’999,999,999’%-%
The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.Termination of Employment.
(a)If the Grantee’s employment or service relationship with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
(b)For purposes of the Restricted Stock Units, the Grantee’s employment will be considered terminated as of the date the Grantee is no longer actively providing services to the Company or its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Grantee’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under labor laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any). The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Restricted Stock Units (including whether the Grantee may still be considered to be providing services while on a leave of absence) and will determine how a leave of absence or other similar change or purported change in a Grantee’s employment status affects the vesting of the Restricted Stock Units.
4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Tax Withholding.
(a)The Grantee acknowledges that, regardless of any action taken by the Company or, if different, any Subsidiary employing or retaining the Grantee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any dividends and/or Dividend Equivalent Rights; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer; (ii) withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization); (iii) withholding from shares of Stock to be issued to the Grantee upon settlement of the Restricted Stock Units, provided, however, that if the Grantee is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in shares of Stock upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above; or (iv) any other method of withholding determined by the Company and permitted by applicable law.
(c)Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s), in which case the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in shares of Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.
(d)The Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock, or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

7.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
8.No Obligation to Continue Employment. The grant of the Restricted Stock Units shall not be interpreted as forming or amending an employment contract with the Company or any Subsidiary (including the Employer), and shall not be construed as giving the Grantee the right to be retained in the employ of, or to continue providing services to, the Company or any Subsidiary (including the Employer). Neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.
9.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.Data Privacy Consent. By accepting the Restricted Stock Units via the Company’s acceptance procedure, the Grantee is declaring that he or she agrees with the data processing practices described herein and consents to the collection, processing and use of Personal Data (as defined below) by the Company and the transfer of Personal Data to the recipients mentioned herein, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described herein.
(a)Declaration of Consent. The Grantee understands that he or she needs to review the following information about the processing of the Grantee’s personal data by or on behalf of the Company, the Employer and/or any Subsidiary as described in the Agreement and any other Restricted Stock Unit grant materials (the “Personal Data”) and declare his or her consent. As regards the processing of the Grantee’s Personal Data in connection with the Plan and the Agreement, the Grantee understands that the Company is the controller of the Grantee’s Personal Data.
(b)Data Processing and Legal Basis. The Company collects, uses and otherwise processes Personal Data about the Grantee for the purposes of allocating shares of Stock and implementing, administering and managing the Plan. The Grantee understands that this Personal Data may include, without limitation, the Grantee’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries, details of all Restricted Stock Units or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor. The legal basis for the processing of the Grantee’s Personal Data will be the Grantee’s consent.
(c)Stock Plan Administration Service Providers. The Grantee understands that the Company transfers the Grantee’s Personal Data, or parts thereof, to E*TRADE (and its affiliated companies), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan.

In the future, the Company may select a different service provider and share the Grantee’s Personal Data with such different service provider that serves the Company in a similar manner. The Grantee understands and acknowledges that the Company’s service provider will open an account for the Grantee to receive and trade shares of Stock acquired under the Plan and that the Grantee will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of the Grantee’s ability to participate in the Plan.
(d)International Data Transfers. The Grantee understands that the Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as the Company’s service providers, are based in the United States. If the Grantee is located outside the United States, the Grantee understands and acknowledges that the Grantee’s country has enacted data privacy laws that are different from the laws of the United States. For example, the European Commission has issued only a limited adequacy finding with respect to the United States that applies solely if and to the extent that companies self-certify and remain self-certified under the EU/U.S. Privacy Shield program. Otherwise, transfers of personal data from the EU to the United States can be made on the basis of Standard Contractual Clauses approved by the European Commission or other appropriate safeguards permissible under applicable law. If the Grantee is located in the EU or EEA, the Company may receive, process and transfer the Grantee’s Personal Data onward to third-party service providers solely on the basis of appropriate data transfer agreements or other appropriate safeguards permissible under applicable law. If applicable, the Grantee understands that the Grantee can ask for a copy of the appropriate data processing agreements underlying the transfer of the Grantee’s Personal Data by contacting the Grantee’s local human resources representative. The Company’s legal basis for the transfer of the Grantee’s Personal Data is the Grantee’s consent.
(e)Data Retention. The Grantee understands that the Company will use the Grantee’s Personal Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, the Grantee understands and acknowledges that the Company’s legal basis for the processing of the Grantee’s Personal Data would be compliance with the relevant laws or regulations or the pursuit by the Company of respective legitimate interests not outweighed by the Grantee’s interests, rights or freedoms. When the Company no longer needs the Grantee’s Personal Data for any of the above purposes, the Grantee understands the Company will remove it from its systems.
(f)Voluntariness and Consequences of Denial/Withdrawal of Consent. The Grantee understands that the Grantee’s participation in the Plan and the Grantee’s consent is purely voluntary. The Grantee may deny or later withdraw the Grantee’s consent at any time, with future effect and for any or no reason. If the Grantee denies or later withdraws the Grantee’s consent, the Company can no longer offer the Grantee participation in the Plan or offer other awards to the Grantee or administer or maintain such awards and the Grantee would no longer be able to participate in the Plan. The Grantee further understands that denial or withdrawal of the Grantee’s consent would not affect the Grantee’s status or salary as an employee or the Grantee’s career and that the Grantee would merely forfeit the opportunities associated with the Plan.

(g)Data Subject Rights. The Grantee understands that data subject rights regarding the processing of personal data vary depending on the applicable law and that, depending on where the Grantee is based and subject to the conditions set out in the applicable law, the Grantee may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about the Grantee and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about the Grantee that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, processed based on withdrawn consent, processed for legitimate interests that, in the context of the Grantee’s objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request the Company to restrict the processing of the Grantee’s Personal Data in certain situations where the Grantee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of the Grantee’s Personal Data that the Grantee has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or the Grantee’s employment and is carried out by automated means. In case of concerns, the Grantee understands that the Grantee may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Grantee’s rights the Grantee understands that the Grantee should contact the Grantee’s local human resources representative.
(h)Alternate Basis and Additional Consents. Finally, the Grantee understands that the Company may rely on a different basis for the processing or transfer of Personal Data in the future and/or request that the Grantee provide another data privacy consent. If applicable, the Grantee agrees that upon request of the Company or the Employer, the Grantee will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Grantee for the purpose of administering the Grantee’s participation in the Plan in compliance with the data privacy laws in the Grantee’s country, either now or in the future. The Grantee understands and agrees that he or she will not be able to participate in the Plan if he or she fails to provide any such consent or agreement requested by the Company and/or the Employer.
11.Nature of Grant. In accepting the grant of Restricted Stock Units, the Grantee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(c)all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(d)the Grantee is voluntarily participating in the Plan;
(e)the Restricted Stock Units and any shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)unless otherwise agreed with the Company, the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of a Subsidiary;
(g)the Restricted Stock Units and any shares of Stock subject to the Restricted Stock Units and the income from and value of same, are not part of normal or expected compensation for purposes of, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;
(h)the future value of the shares of Stock underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of the Grantee’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any);
(j)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by the Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock of the Company; and
(k)neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Grantee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon settlement.
12.Appendix. If the Grantee resides in a country outside the United States or is otherwise subject to the laws of a country other than the United States, the Restricted Stock Units shall be subject to the additional terms and conditions set forth in any Appendix to this Agreement for the Grantee’s country, if any. Moreover, if the Grantee relocates to one of the countries included in the Appendix during the life of the Restricted Stock Units, the terms and conditions for such country shall apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
13.Language. The Grantee acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement, or any other documents related to the Restricted Stock Units and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
14.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
15.Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Grantee and by an authorized officer of the Company (other than the Grantee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
16.Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without regard to such state’s conflict of laws provisions.
17.Venue. Unless the Grantee and the Company and/or the Employer have agreed otherwise in a separate written alternative dispute resolution agreement, for purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed, and no other courts.
18.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Restricted Stock Units and the shares of Stock acquired upon settlement of the Restricted Stock Units, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.
20.Electronic Delivery and Acceptance of Documents. The Grantee agrees to accept by email all documents relating to the Company, the Plan or these Restricted Stock Units and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the U.S. Securities and Exchange Commission). The Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through the electronic acceptance procedure established and maintained by the Company or a third party designated by the Company. If the Company posts these documents on a website, it shall notify the Grantee by email of their availability. The Grantee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until the Restricted Stock Units expire or until the Grantee gives the Company written notice that it should deliver paper documents.
21.Insider Trading Restrictions / Market Abuse Laws. By accepting the Restricted Stock Units, the Grantee acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Grantee further acknowledges that, depending on the Grantee’s or his or her broker’s country of residence or where the shares of Stock are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Grantee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Stock under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information.  Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and the Grantee should speak to his or her personal advisor on this matter.
22.Foreign Asset/Account, Exchange Control and Tax Reporting. Depending on the Grantee’s country, the Grantee may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect the Grantee’s ability acquire or hold Restricted Stock Units or shares of Stock under the Plan or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of shares of Stock) in a brokerage/bank account outside the Grantee’s country. The applicable laws of the Grantee’s country may require that he or she report such Restricted Stock Units, shares of Stock, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to the Grantee’s country within a certain time period or according to certain procedures. The Grantee acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with applicable laws.

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.
Grantee:            Eventbrite, Inc.
         By:
%%FIRST_NAME%-% %%LAST_NAME%-% Title: Chief Financial Officer
%%OPTION_DATE,’Month DD, YYYY’%-%

APPENDIX
GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES
UNDER THE EVENTBRITE, INC.
2018 STOCK OPTION AND INCENTIVE PLAN
Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan and/or the Global Restricted Stock Unit Award Agreement.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Restricted Stock Units if the Grantee works and/or resides in one of the countries listed below. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working and/or residing (or is considered as such for local law purposes), or the Grantee transfers employment or residency to a different country after the Restricted Stock Units are granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to the Grantee.
Notifications
This Appendix also includes information regarding certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time the Grantee vests in the Restricted Stock Units or sells any shares of Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation. As a result, the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee is strongly advised to seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.
If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working and/or residing (or is considered as such for local law purposes), or if the Grantee transfers employment or residency to a different country after the Restricted Stock Units are granted, the notifications contained in this Appendix may not be applicable to the Grantee in the same manner.

ARGENTINA

Terms and Conditions

Nature of Grant.  The following provision supplements Paragraph 11 of the Global Restricted Stock Unit Award Agreement:

In accepting the grant of Restricted Stock Units, the Grantee acknowledges and agrees that the grant of Restricted Stock Units is made by the Company (not the Employer) in its sole discretion and that the value of any Restricted Stock Units or shares of Stock acquired under the Plan shall not constitute salary or wages for any purpose under Argentine law, including the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, or (ii) any termination or severance indemnities.

If, notwithstanding the foregoing, any benefits awarded under the Plan are considered for purposes of calculating any termination or severance indemnities, the Grantee acknowledges and agrees that such benefits shall accrue no more frequently than on an annual basis.

Notifications

Securities Law Information. Neither the Restricted Stock Units nor the shares of Stock are publicly offered or listed on any stock exchange in Argentina and, as a result, they have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores or “CNV”). Neither this nor any other offering material related to the Restricted Stock Units nor the underlying shares of Stock may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire Restricted Stock Units under the Plan do so according to the terms of a private offering made from outside Argentina.

Exchange Control Information. Please note that exchange control regulations in Argentina are subject to frequent change. The Grantee is solely responsible for complying with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the Grantee’s participation in the Plan. The Grantee should consult with the Grantee’s personal legal advisor to ensure compliance with the applicable requirements.

Foreign Asset / Account Reporting Information. Argentine residents must report any shares of Stock they may hold on December 31st of each year on their annual tax return for that year. Argentine residents should consult with their personal tax advisor to ensure compliance with all applicable reporting requirements.

AUSTRALIA

Notifications

Securities Law Information. The offer of the Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.  Additional details are set forth in the Offer Document for the offer of Restricted Stock Units to Australian Resident Employees, a copy of which is attached to the end of this section for Australia as Annex 1.

Tax Notification. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

ANNEX 1

OFFER DOCUMENT

EVENTBRITE, INC. 2018 STOCK OPTION
AND INCENTIVE PLAN

OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

The Company is pleased to provide the Grantee with this offer to participate in the Plan. This offer sets out information regarding the grant of Restricted Stock Units to Australian resident employees of the Company and its Subsidiaries. This offer is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.

In addition to the information set out in the Agreement, the Grantee is also being provided with copies of the following documents:

1.The Plan;
2.The Plan Prospectus; and
3.Employee Information Supplement for Australia
(collectively, the “Additional Documents”).

The Additional Documents provide further information to help the Grantee make an informed investment decision about participating in the Plan. Neither the Plan nor the Plan Prospectus is a prospectus for the purposes of the Corporations Act 2001.

The Grantee should not rely upon any oral statements made in relation to this offer. The Grantee should rely only upon the statements contained in the Agreement and the Additional Documents when considering participation in the Plan.

Securities Law Notification

Investment in shares of Stock involves a degree of risk. Grantees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of shares of Stock under the Plan as set out in the Agreement and the Additional Documents.

The information contained in this offer is general information only. It is not advice or information that takes into account the Grantee’s objectives, financial situation and needs.

The Grantee should consider obtaining his or her own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.

Additional Risk Factors for Australian Residents

The Grantee should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of shares of Stock. For example, the price at which the shares of Stock are traded on the New York Stock Exchange may increase or decrease due to a number of factors. There is no guarantee that the price of the shares of Stock will increase. Factors which may affect the price of the shares of Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

In addition, the Grantee should be aware that the Australian dollar value of any shares of Stock acquired pursuant to the Award will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

Common Stock

Common Stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Stock is entitled to one vote for each share of Stock held.

Dividends may be paid on the shares of Stock out of any funds of the Company legally available for dividends at the discretion of the Board.

The Stock is traded on the New York Stock Exchange in the United States of America under the symbol “EB.”

The shares of Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Price of Shares

The Grantee may ascertain the current market price of the Stock as traded on the New York Stock Exchange at http://www.nyse.com under the symbol “EB.” The Australian dollar equivalent of that price can be obtained at:
http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

This is not a prediction of what the market price of the Stock will be on any applicable Vesting Date or when shares of Stock are issued to the Grantee or at any other time or of the applicable exchange rate at such time.

BELGIUM

Notifications

Foreign Asset/Account Reporting Information. The Grantee must report any securities (e.g., shares of Stock acquired under the Plan) or bank or brokerage accounts opened and maintained outside Belgium on the Grantee’s annual tax return. In a separate report, the Grantee is required to report to the National Bank of Belgium the details of such accounts opened and maintained outside Belgium. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

BRAZIL

Terms and Conditions
Nature of Grant. This provision supplements Paragraph 11 of the Global Restricted Stock Unit Award Agreement:

By accepting the grant of the Restricted Stock Units, the Grantee acknowledges that (i) the Grantee is making an investment decision, (ii) the Restricted Stock Units will only vest if the vesting conditions are met and any necessary services are rendered by the Grantee over the applicable vesting period, and (iii) the value of the underlying shares of Stock is not fixed and may increase or decrease without compensation to the Grantee.

Further, the Grantee acknowledges and agrees that, for all legal purposes, (i) any benefits the Grantee acquires under the Plan are unrelated to his or her employment or service, (ii) the Plan is not a part of the terms and conditions of the Grantee’s employment or service, and (iii) the Grantee’s income from participation in the Plan, if any, is not part of his or her remuneration from employment or service.

Compliance with Law. The Grantee must comply with applicable Brazilian laws and is responsible for paying any and all applicable taxes associated with the Restricted Stock Units, the receipt of any dividends, the payment of any Dividend Equivalent Rights and the sale of shares of Stock acquired under the Plan.

Notifications

Foreign Asset/Account Reporting Information. A Grantee resident or domiciled in Brazil will be required to submit an annual declaration of assets and rights held outside Brazil, including any shares of Stock acquired under the Plan, to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. More frequent reporting is required if the aggregate value of such assets and rights exceeds US$100,000,000.

Tax on Financial Transactions. The repatriation of proceeds from the sale of shares of Stock or the payment of any dividends or Dividend Equivalent Rights into Brazil and the conversion of such amounts into Brazilian currency may be subject to the Tax on Financial Transactions. The Grantee should consult with his or her personal tax advisor for additional details.

CANADA

Terms and Conditions

Award Payable Only in Shares. Notwithstanding anything to the contrary in Section 8(a) of the Plan, the Restricted Stock Units shall be paid in shares of Stock only and do not provide the Grantee with any right to receive a cash payment.

Termination of Service. The following provision replaces Paragraph 3(b) of the Global Restricted Stock Unit Award Agreement:

For purposes of the Restricted Stock Units, the date of the Grantee’s termination of employment shall be the date that is the earliest of (i) the date on which the Grantee’s employment is terminated, (ii) the date that the Grantee receives notice of termination of the Grantee’s employment, or (iii) the date the Grantee is no longer actively providing services to the Company or any Subsidiary, regardless of any notice period or period of pay in lieu of such notice required under applicable employment laws in the jurisdiction where the Grantee is employed or providing services (including, but not limited to statutory law, regulatory law and/or common law) or the terms of the Grantee’s employment agreement, if any. The Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Restricted Stock Units (including whether the Grantee may still be considered to be providing services while on a leave of absence).

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Data Privacy. The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Grantee further authorizes the Company and any Subsidiary and the Administrator to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Grantee’s employee file.

Notifications

Securities Law Information. The Grantee is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Stock is listed. The Stock is currently listed on the NYSE.
Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign specified property held outside Canada (including Restricted Stock Units and shares of Stock acquired under the Plan) annually on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign specified property held by the individual, Restricted Stock Units must be reported (generally at a nil cost). For purposes of such reporting, shares of Stock acquired under the Plan may be reported at their adjusted cost bases. The adjusted cost basis of a share of Stock is generally equal to the fair market value of such share at the time of acquisition; however, if the Grantee owns other shares of Stock (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted cost bases of the other shares of Stock. The Grantee should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.

GERMANY

Notifications
Exchange Control Information. German residents must electronically report cross-border payments in excess of €12,500 to the German Federal Bank (Bundesbank) on a monthly basis. In case of payments in connection with securities (including any Dividend Equivalent Rights and proceeds realized upon the sale of shares of Stock or the receipt of any dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The form of report (“Allgemeines Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de). The Grantee should consult his or her personal advisor to ensure compliance with applicable reporting obligations.
Foreign Asset/Account Reporting Information. If the Grantee’s acquisition of shares of Stock under the Plan leads to a so-called qualified participation at any point during the calendar year, the Grantee will need to report the acquisition when the Grantee files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Grantee holds shares of Stock exceeding 10% of the total capital of the Company.

IRELAND

There are no country-specific provisions.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Notifications

WARNING: This is an offer of rights to receive shares of Stock underlying the Restricted Stock Units. The shares of Stock, if issued, give the Grantee a stake in the ownership of the Company. The Grantee may receive a return if dividends are paid on the shares of Stock.

If the Company runs into financial difficulties and is wound up, the Grantee will be paid only after all creditors and holders of preferred shares have been paid. The Grantee may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Grantee may not be given all the information usually required. The Grantee will also have fewer other legal protections for this investment.

The Grantee should ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.

The shares of Stock are quoted or approved for trading on the NYSE. This means that, if the Grantee vests in Restricted Stock Units and shares of Stock are issued to the Grantee, the Grantee can sell his or her investment on the NYSE if there are buyers for it. If the Grantee sells his or her investment, the price he or she receives may vary depending on factors such as the financial condition of the Company. The Grantee may receive less than the full amount that he or she paid for it, if anything.

For information on risk factors impacting the Company’s business that may affect the value of the shares of Stock, the Grantee should refer to the risk factors discussion in the Company’s annual and quarterly reports, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s intranet.

For more details on the terms and conditions of the Restricted Stock Units, please refer to the Agreement, the Plan and the prospectus which can be obtained free of charge on request via email to stock@eventbrite.com.

As noted above, the Grantee should carefully read the materials provided before making a decision whether to participate in the Plan. The Grantee should also contact his or her tax advisor for specific information concerning Grantee’s personal tax situation with regard to Plan participation.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Paragraph 11 of the Global Restricted Stock Unit Award Agreement:

In accepting the grant of Restricted Stock Units, the Grantee consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan. The Grantee understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Restricted Stock Units under the Plan to individuals who may be employees of the Company or any Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary. Consequently, the Grantee understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the shares of Stock issued upon settlement of the Restricted Stock Units shall not become a part of any employment contract (either with the Company or Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
As a condition of the grant of the Restricted Stock Units, unless otherwise provided in the Agreement or by the Company, the Grantee’s termination of employment for any reason will automatically result in the forfeiture and loss of the shares of Stock subject to the unvested portion of the Restricted Stock Units. In particular, and without limitation to the provisions of the Plan, the Grantee understands and agrees that any unvested portion of the Restricted Stock Units as of the date of the Grantee’s termination of employment will be cancelled without entitlement to the underlying shares of Stock or to any amount as indemnification if the Grantee terminates employment by reason of, including, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, and/or Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.

Finally, the Grantee understands that this grant would not be made to the Grantee but for the assumptions and conditions referred to herein; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Restricted Stock Units shall be null and void.

Notifications

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement and the Plan have not been nor will they be registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator), and none of these documents constitutes a public offering prospectus.

Exchange Control Information. The Grantee must declare the acquisition, ownership and disposition of shares of Stock to the Dirección General de Comercio Internacional e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be filed in January for shares of Stock acquired or disposed of during the prior year and/or for shares of Stock owned as of December 31 of the prior year; however, if the value of the shares of Stock acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530 (or if the Grantee holds 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable.

In addition, the Grantee may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any shares of Stock acquired under the Plan) and any transactions with non-Spanish residents (including any payments of shares of Stock made to the Grantee by the Company) depending on the value of such accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year.

Foreign Asset/Account Reporting Information. The Grantee may be subject to certain tax reporting requirements with respect to assets or rights that the Grantee holds outside Spain, including bank accounts, securities and real estate if the aggregate value for each particular category of assets exceeds €50,000 as of December 31 each year. Unvested awards (e.g., Restricted Stock Units) are not considered assets or rights for purposes of this reporting requirement. If applicable, the Grantee must report the assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31 and/or if the Grantee disposes of previously-reported rights or assets. The Grantee should consult his or her personal advisor to ensure compliance with applicable reporting obligations.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Paragraph 6 of the Global Restricted Stock Unit Award Agreement:

Without limitation to Paragraph 6 of this Agreement, the Grantee agrees that the Grantee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company or the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In such case, if the amount of any income tax due is not collected from or paid by the Grantee within 90 days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income taxes may constitute a benefit to the Grantee on which additional income tax and national insurance contributions (“NICs”) may be payable. The Grantee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company or the Employer, as applicable, any employee NICs due on this additional benefit, which the Company or the Employer may recover from the Grantee by any of the means referred to in Paragraph 6 of this Agreement.

Joint Election for Transfer of Liability for Employer National Insurance Contributions. As a condition of the Grantee’s participation in the Plan, the Grantee agrees to accept liability for any secondary Class 1 NICs which may be payable by the Employer in connection with any event giving rise to Tax-Related Items in relation to the Restricted Stock Units (the “Employer NICs”). Without prejudice to the foregoing, the Grantee agrees to execute a joint election with the Company or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs to the Grantee. The Grantee further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Grantee’s Joint Election. The Grantee further agrees that the Company and/or the Employer may collect the Employer NICs from the Grantee by any of the means set forth in Paragraph 6 of this Agreement. The Grantee must enter into the Joint Election attached to this Appendix concurrent with the acceptance of this Agreement.
If the Grantee does not enter into a Joint Election prior to the Vesting Date, the Grantee will not be entitled to vest in his or her Restricted Stock Units and no shares of Stock will be issued to the Grantee in respect of the Plan, without any liability to the Company or the Employer.

Important Note on the Election to Transfer Employer National Insurance Contributions
As a condition of the Grantee’s participation in the Plan, the Grantee is required to enter into an election to transfer to the Grantee any liability for employer’s secondary Class 1 National Insurance Contributions (“Employer’s NICs”) that may arise in connection with the Grantee’s participation in the Plan (the “Election”).
By entering into the Election:
●the Grantee agrees that any Employer’s NICs liability that may arise in connection with the Grantee’s participation in the Plan will be transferred to the Grantee;
●the Grantee authorises the Employer and the Company to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from the Grantee’s salary or other payments due or the sale of sufficient shares of Stock acquired pursuant to the Grantee’s Restricted Stock Units; and
●the Grantee acknowledges that even if the Grantee has clicked on the “ACCEPT” box where indicated, the Company or the Employer may still require the Grantee to sign a paper copy of this Election (or a substantially similar form) if the Company or the Employer determines such is necessary to give effect to the Election.
Clicking on the “ACCEPT” box indicates the Grantee’s acceptance of the Election. The Grantee should read the terms of the Election carefully before accepting the Election.
The Grantee should print and keep a copy of the Election for his or her records.

Joint Election for Transfer of Liability for

Employer National Insurance Contributions to Employee
Election To Transfer the Employer’s National Insurance Liability to the Employee
This Election is between:
A.The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (the “Restricted Stock Units”) pursuant to the Eventbrite, Inc. 2018 Stock Option and Incentive Plan (the “Plan”), and
B.    Eventbrite, Inc., with its registered office at 155 5th St, 7th Floor, San Francisco, CA 94103 (the “Company”), which may grant Restricted Stock Units under the Plan and is entering into this Election on behalf of the Employer.
1.Introduction

1.1This Election relates to all Restricted Stock Units granted to the Employee under the Plan on or after August 22, 2018 up to the termination date of the Plan.

1.2In this Election the following words and phrases have the following meanings:

(a)“Chargeable Event” means any event giving rise to Relevant Employment Income.

(b)“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)“Relevant Employment Income” from Restricted Stock Units on which Employer's National Insurance Contributions becomes due is defined as:

(i)an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)the acquisition of securities pursuant to the Restricted Stock Units (within the meaning of section 477(3)(a) of ITEPA);

(B)the assignment (if applicable) or release of the Restricted Stock Units in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)the receipt of a benefit in connection with the Restricted Stock Units, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

(d)“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Restricted Stock Units pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.Payment of the Employer’s Liability

3.1The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:

(i)    by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or
(ii)    directly from the Employee by payment in cash or cleared funds; and/or
(iii)    by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Restricted Stock Units, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to Her Majesty’s Revenue & Customs (“HMRC”) by the due date; and/or

(iv)    where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Restricted Stock Units, such amount to be paid in sufficient time to enable the Company and/or the Employer to make payment to HMRC by the due date; and/or
(v)    by any other means specified in the applicable Restricted Stock Unit agreement entered into between the Employee and the Company.
3.2The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Restricted Stock Units until full payment of the Employer’s Liability is received.

3.3The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.Duration of Election

4.1The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Restricted Stock Units in circumstances where section 483 of ITEPA applies.

4.3This Election will continue in effect until the earliest of the following:

(i)     the date on which the Employee and the Company agree in writing that it should cease to have effect;
(ii)     the date on which the Company serves written notice on the Employee terminating its effect;
(iii)     the date on which HMRC withdraws approval of this Election; or
(iv)     the date on which, after due payment of the Employer’s Liability in respect of the entirety of the Restricted Stock Units to which this Election relates or could relate, the Election ceases to have effect in accordance with its own terms.
4.4This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee
The Employee acknowledges that, by clicking on the “ACCEPT” box, the Employee agrees to be bound by the terms of this Election.
Acceptance by the Company
The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on
behalf of the Company
Chief Financial Officer
Position
Date: %%OPTION_DATE,’Month DD, YYYY’%-%

Schedule of Employer Companies
The employing company to which this Election relates is:

Name	Eventbrite UK Limited
Registered Office:	90 High Holborn, London WC1V 6XX, United Kingdom
Company Registration Number:	7644044
Corporation Tax Reference:	623 70711 10736
PAYE Reference:	475/LA60186

UNITED STATES
There are no country-specific terms and conditions.